UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

California Coastal Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF CHANGED DATE
FOR
ANNUAL MEETING OF STOCKHOLDERS
OF
CALIFORNIA COASTAL COMMUNITIES, INC.

To now be held on Tuesday, June 27, 2006

The date for the annual meeting of stockholders (the “Annual Meeting”) of California Coastal Communities, Inc. (the “Company”) has been advanced by two (2) days to Tuesday, June 27, 2006, at 9:30 a.m. local time, at the Company’s executive offices, 6 Executive Circle, Suite 250, Irvine, California. The agenda for the Annual Meeting is unchanged from that which is set forth in the Proxy statement dated April 28, 2006 (the “Proxy Statement”), which has been previously delivered to you.  That agenda remains to consider and act upon the following:

(1)   To elect four directors of the Company, each for a term of one year.

(2)   A proposal to amend our Amended and Restated 1993 Stock Option/Stock Issuance Plan, to increase the number of shares of common stock that can be issued under the plan by an additional 250,000 shares, which will allow a total of 1,159,984 shares to be issued under the plan; and to extend the term of the plan to December 31, 2020.

(3)   The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

(4)   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

All references to the  date for the Annual Meeting that are set forth in the Proxy Statement and the accompanying Proxy Card are hereby changed to the new Tuesday, June 27, 2006 meeting date. In addition, our definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2006 is hereby amended with regard to the additional information provided in this notice.

Holders of record of the Company’s Common Stock at the close of business on April 28, 2006 are entitled to receive this notice, and to vote at the Annual Meeting, or any adjournment or postponement thereof. Georgeson Shareholder Communications will also help us solicit proxies and we expect to pay them a fee of approximately $20,000 plus reimbursement of their out-of-pocket expenses.

By Order of the Board of Directors,

Sandra G. Sciutto
Senior Vice President,
Chief Financial Officer
and Secretary

Irvine, California
June 7, 2006

THE BOARD OF DIRECTORS OF CALIFORNIA COASTAL COMMUNITIES, INC. RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. IF YOU HAVE NOT ALREADY DONE SO, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD PREVIOUSLY DELIVERED TO YOU PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT WAS PROVIDED.

YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE ON JUNE 27, 2006.